UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2006 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2006, Nu Skin Enterprises, Inc. (the “Company”) received executed amendments (collectively, the “Amendments”), effective as of July 28, 2006, to the following loan and credit agreements (collectively, the “Credit Agreements”): (i) Note Purchase Agreement dated October 12, 2000 between the Company and The Prudential Insurance Company of America, as amended; (ii) Credit Agreement dated May 10, 2001 among the Company, various financial institutions, and Bank of America, N.A., as Administrative Agent, as amended; and (iii) Private Shelf Agreement dated as of August 26, 2003 between the Company and Prudential Investment Management, Inc., as amended. The Credit Agreements each contain restrictive covenants, including limitations on the ratio of indebtedness to EBITDA and minimum ratios of consolidated income available for fixed charges to fixed charges. In light of certain non-recurring, non-cash restructuring charges and inventory write-downs taken by the Company during the quarter ended March 31, 2006 in connection with a business transformation initiative, the lenders under each of the Agreements agreed to amend these restrictive covenants to account for these non-recurring charges and write-downs. Pursuant to the terms of the Amendments, Consolidated Net Income (as such term is used in the terms “EBITDA” and “Consolidated Income Available for Fixed Charges” in the Agreements) for the fiscal quarter ended March 31, 2006, shall be increased by the aggregate amount of such non-cash restructuring charges and inventory write downs incurred during such quarter, so long as such aggregate amount does not exceed $32,000,000.

The Amendments are attached as Exhibits 99.1, 99.2, and 99.3 to this report and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Amendments (as such term is defined above) is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibit.

99.1	Fourth Amendment to Note Purchase Agreement, dated as of July 28, 2006, between the Company and The Prudential Insurance Company of America.

99.2	Fourth Amendment to Credit Agreement, dated as of July 28, 2006, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank One, N.A.) as administrative agent.

99.3	Fourth Amendment to Private Shelf Agreement, dated as of July 28, 2006, between the Company, Prudential Investment Management, Inc., and certain other lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch N. Wood Ritch N. Wood Chief Financial Officer

Date: August 22, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Fourth Amendment to Note Purchase Agreement, dated as of July 28, 2006, between the Company and The Prudential Insurance America.

99.2	Fourth Amendment to Credit Agreement, dated as of July 28, 2006, among the Company, various financial institutions, and JPMorgan Chase Bank, N.A. (as successor to Bank One, N.A.) as administrative agent.

99.3	Fourth Amendment to Private Shelf Agreement, dated as of July 28, 2006, between the Company, Prudential Investment Management, Inc., and certain other lenders.